A.G. EDWARDS & SONS, INC.

                            MASTER DEALERS AGREEMENT
                            ------------------------

                                                                   November 1998


A.G. EDWARDS & SONS, INC.
One North Jefferson
St. Louis, Missouri  63103
Attention:  Equity Syndicate

Ladies and Gentlemen:

         In connection with offerings of Securities underwritten by you, or by a group of Underwriters represented by you, we may be offered by the Underwriters the opportunity to purchase from the Underwriters a portion of such Securities, as principals, at a discount from the initial public offering price representing a selling concession or reallowance (as hereinafter defined) granted as consideration for services rendered by us in the distribution of such Securities. We understand that you are requesting us to agree to the following terms and provisions, and make the following representations, which, together with any additional terms and provisions set forth in the Prospectus, the Registration Statement, the Offering Circular or in any wire or letter sent to us in connection with a particular offering, will govern all such purchases of such Securities and the reoffering thereof by us. The terms and conditions herein set forth shall be applicable only to an offering where you are responsible for reservations of Securities for sale to dealers and have expressly informed dealers that such terms and conditions shall be applicable. Defined terms used herein (and not defined herein) have the same meaning as defined terms in the Master Agreement Among Underwriters.

         OUR PURCHASE OF SUCH SECURITIES WILL CONSTITUTE OUR REAFFIRMATION OF THIS AGREEMENT.

         1.   OFFERS   AND  SALES  OF   SECURITIES.   When  you  are  acting  as
Representative of the Underwriters in offering Securities to us, it is understood that all offers are made subject to prior sale of the subject Securities, when, as and if such Securities are delivered to and accepted by the Underwriters. In such cases, any order from us for Securities will be strictly subject to confirmation and you reserve the right in your absolute discretion to reject any order in whole or in part. Upon release by you, we may reoffer such Securities at the public offering price determined by you. With your consent, we may allow a discount, not in excess of the reallowance established by you, in selling such Securities to other dealers, provided that in doing so we comply with the Conduct Rules of the NASD. Dealers to whom an offer is made will be furnished any preliminary prospectus or preliminary offering circular and the Prospectus or the Offering Circular, as the case may be, and will be notified by telefax of the method and terms of the offering, the time of the release of Securities for sale to the public, the initial public offering price, the selling concession, the portion of the selling concession allowable to certain dealers (the REALLOWANCE), the time at which books will be opened, the amount, if any, of Securities reserved for purchase by dealers and the period of such reservation. Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or dealer from whom we receive such a discount. After the Securities are released for sale to the public, you may vary the initial public offering price, the selling concession and the reallowance and other selling terms and arrangements.

         We represent that we have at all times complied with the provisions of Regulation M promulgated by the Commission under the Exchange Act applicable to this offering.

         We agree to advise you at any time or times, upon request, prior to the termination of this Agreement with respect to any offering of Securities covered hereby, of the number or amount of Securities remaining unsold that were purchased by us from you or from any dealer at a selling concession from the initial public offering price and, on your request, we will resell to you any such Securities remaining unsold at the initial public offering price less an amount to be determined by you not in excess of the selling concession allowed to us.

         If, prior to (a) the termination of this Agreement with respect to the offering of the Securities or (b) the covering by A.G. Edwards & Sons, Inc. of any short position created by A.G. Edwards & Sons, Inc. for the accounts of the Underwriters pursuant to Section 6 of the Master Agreement Among Underwriters, you shall purchase or contract to purchase any of the Securities sold directly by us, in your discretion you may (i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount equal to the selling concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase, including commissions, accrued interest, amortization of original issue discount or dividends and transfer taxes on redelivery.

         2. DELIVERY AND PAYMENT. If we purchase any Securities from you hereunder, we agree that such purchases will be evidenced by your written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the Offering Circular or the Prospectus relating to such Securities.

         Unless you advise us otherwise, Securities purchased by us from you hereunder shall be paid for in full at the initial public offering price (plus accrued interest, amortization of original issue discount or dividends, if any), or, if you shall so advise us, at such price (plus accrued interest, amortization of original issue discount or dividends, if any) less the applicable selling concession, at the office of A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, Missouri 63103, Attention: Equity Syndicate, at such time and on such day as you may advise us, by wire transfer of immediately available funds to an account designated by A.G. Edwards & Sons, Inc. against delivery of the Securities. If we are called upon to pay the initial public offering price for the Securities purchased by us, the applicable selling concession will be paid to us, less any amounts charged to our account pursuant to Article 1 above, promptly after this Agreement terminates with respect to any offering of Securities covered hereby.

         Each dealer that is a member of DTC authorizes us, in our discretion, to arrange for delivery of Securities to such dealer and for payment therefor by and to such dealer through the facilities of DTC.


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


         3. TERMINATION. You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof with respect to any offering of Securities covered hereby. With respect to any offering of Securities covered hereby, this Agreement shall in any event terminate 30 business days after the date of the initial date of such offering of Securities unless sooner terminated by you. Notwithstanding any distribution and settlement of accounts, dealers shall be liable for their proper proportion of any transfer tax or other liability that may be asserted against the Representatives or any of the Underwriters or dealers based upon the claim that the dealers constitute an association, a partnership, an unincorporated business or other separate entity.

         4. REPRESENTATIONS AND LIABILITY OF DEALERS AND UNDERWRITERS. We represent that we are a member in good standing of the NASD or that we are a foreign bank or dealer not eligible for membership in the NASD. In making sales of Securities, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Rule 2740 of the NASD Conduct Rules, or, if we are such a foreign bank or dealer, we agree to comply with such Interpretation, Rules 2730, 2740 and 2750 of the NASD Conduct Rules as though we were such a member and Rule 2420 of the NASD Conduct Rules as it applies to a non-member broker or dealer in a foreign country. We represent that we are fully familiar with the above provisions of the Conduct Rules of the NASD.

         If we are a foreign bank or dealer, we represent that in connection with sales and offers to sell Securities made by us outside the United States,
(a) we will not offer or sell any Securities in any jurisdiction except in compliance with applicable laws and (b) we will either furnish to each person to whom any such sale or offer is made a copy of the Offering Circular or the Prospectus or inform such person that such Offering Circular or Prospectus will be available upon request. It is understood that no action has been taken to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.

         If the Securities have been registered under the Act, we confirm that we are familiar with the rules and policies of the Commission relating to the distribution of preliminary and final prospectuses, and we agree that we will comply therewith in any offering of Securities covered by this Agreement. In any offering of Securities covered by this Agreement, we are not authorized to give any information or make any representation not contained in the Offering Circular or the Prospectus relating thereto.

         We agree that you have full authority to take such action as may seem advisable to you in respect to all matters pertaining to the offering of the Securities. You shall not be under any liability to us for any act or omission, except for obligations expressly assumed by you in this Agreement.

         5. MISCELLANEOUS. No person is authorized to give any information or make any representations other than as contained in the Prospectus, the Registration Statement or the Offering Circular in connection with the offering or sale of the Securities and is not authorized to act as agent for the Issuer or other seller of the Securities or any of the Underwriters in offering the Securities to the public or otherwise. Nothing contained herein shall constitute dealers partners with any of the Underwriters or with one another.


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

         Neither the Representatives nor any Underwriter shall be under any liability (except for their own want of good faith) for or in respect of the validity of, or title to, any Securities; the form of, or the statements contained in, or the validity or value of, the Registration Statement, any preliminary prospectus or preliminary offering circular, the Prospectus, the Offering Circular, or any amendment or supplement thereto, any document that may be incorporated by reference therein, or any letters or instruments executed by or on behalf of the Issuer or such seller of the Securities or others; the form or validity of the agreement for the purchase of the Securities, the Master Agreement Among Underwriters or the instrument containing the terms and conditions of the Securities; the delivery of the Securities; the performance by the Issuer or such seller of the Securities or others of any agreement on its or their part; the qualifications of the Securities for sale; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Representatives or any Underwriter from any liability imposed by the Act.

         Dealers, by their participation, represent that neither they nor any of their directors, officers, partners or "persons associated with" them (as defined in the By-Laws of the NASD) nor, to their knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisers, finders, members of the selling or distribution group, any NASD member participating in the public offering and any and all other persons associated with or related to and members of the immediate family of any of the foregoing) within the last 12 months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person thereof (other than relating to the proposed Underwriting Agreement) as to which documents or information are required to be filed with the NASD pursuant to its Corporate Financing Rule and as to which such documents or information have not been so filed in a timely manner.

         6. NOTICES TO A.G. EDWARDS & Sons, Inc. All communications to you relating to the subject matter of this Agreement shall be addressed to A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, Missouri 63103, Attention:
Equity Syndicate, and any notices to us shall be deemed to have been duly given if mailed or telefaxed to us at the address shown below.

         7. BLUE SKY MATTERS.  You will not have any responsibility with respect
to  the  right  of  any  dealer  to  sell   Securities   in  any   jurisdiction,
notwithstanding any information you may furnish in that connection.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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



                                           Very truly yours,


                                           By:
                                                --------------------------------
                                                Authorized Signatory
                                                Name:
                                                Title:


                                           Address:

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


Confirmed as of the date first above written.


A.G. EDWARDS & SONS, INC.



By: __________________________________
      Vice President
      Syndicate Manager






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